UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 6, 2010

DYAX CORP.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-24537	04-3053198
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Technology Square
Cambridge, MA 02139
(Address of Principal Executive Offices) (Zip Code)

(617) 225-2500
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 6, 2010, Dyax Corp. (the “Company”) held its 2010 Annual Meeting of Stockholders.  Three proposals were before the meeting: (1) the Election of Susan B. Bayh, Henry E. Blair and Gustav Christensen as Class I directors to serve until the 2013 Annual Meeting of Stockholders; (2) the approval of Dyax’s Amended and Restated 1995 Equity Incentive Plan for purposes of Section 162(m) of the Internal Revenue Code; and (3) the Ratification of the appointment of PricewaterhouseCoopers LLP as Dyax’s independent registered public accounting firm for the 2010 fiscal year.

Only stockholders of record as of the close of business on March 23, 2010 were entitled to vote at the Annual Meeting.  As of March 23, 2010, 78,138,210 shares of common stock of the Company were outstanding and entitled to vote at the Annual Meeting.  At the Annual Meeting, 65,075,266 shares of common stock of the Company were represented, in person or by proxy, constituting a quorum.

All of the proposals were approved.  The votes with respect to the proposals are set forth below.

(1) Elect Three Class I Directors to Serve until the 2013 Annual Meeting:

Name of Director Nominees	For	Withheld	Broker Non-Votes
Susan B. Bayh	49,835,302	628,452	14,611,512
Henry E. Blair	47,094,018	3,369,736	14,611,512
Gustav Christensen	50,046,172	417,582	14,611,512

(2) Approve the Amended and Restated 1995 Equity Incentive Plan for purposes of Section 162(m) of the Internal Revenue Code:

For	Against	Abstain	Broker Non-Votes
49,921,006	15,085,289	68,971	0

(3) Ratify the appointment of PricewaterhouseCoopers LLP as Dyax’s Independent Registered Public Accounting Firm for the 2010 Fiscal Year:

For	Against	Abstain	Broker Non-Votes
64,651,055	283,996	140,215	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYAX CORP.

Dated: May 11, 2010	By:	/s/ George Migausky
Executive Vice President and
Chief Financial Officer